Exhibit 13.1

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended March 31, 2017 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ms. Chanda Kochhar, the Managing Director & Chief Executive Officer, Mr. N. S. Kannan, Executive Director and Mr. Rakesh Jha, Chief Financial Officer of ICICI Bank Limited, each certifies that, to the best of their knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ICICI Bank Limited.

Date: July 31, 2017

By:	/s/ Chanda Kochhar
	Name:	Chanda Kochhar
	Title:	Managing Director & Chief Executive Officer

By:	/s/ N. S. Kannan
	Name:	N. S. Kannan
	Title:	Executive Director

By:	/s/ Rakesh Jha
	Name:	Rakesh Jha
	Title:	Chief Financial Officer